UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 17, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on January 29, 2021, eHealth, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”), with an affiliate of H.I.G. Capital (together with its affiliated funds, “H.I.G.”), pursuant to which the Company agreed to sell to affiliated entities of H.I.G., 2,250,000 shares of newly designated 8% convertible preferred stock at an aggregate purchase price of $225,000,000. The Company has entered into the Investment Agreement (as defined below), which restates and supersedes the Term Sheet.

Item 1.01	Entry into a Material Definitive Agreement.

Investment Agreement

On February 17, 2021, the Company entered into an Investment Agreement (the “Investment Agreement”) with Echelon Health SPV, LP (the “Investor”), an investment vehicle of H.I.G., pursuant to which the Company has agreed to sell to the Investor at closing, 2,250,000 shares of the Company’s newly designated Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), at an aggregate purchase price of $225,000,000, at a price of $100 (the “Stated Value” per share of Series A Preferred Stock) per share (the “Private Placement”). The Private Placement is subject to closing conditions, including, among others: (i) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Private Placement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the confirmation by Nasdaq that it has no objection to the terms and conditions of the Private Placement; and (iii) the determination that consummation of the Private Placement would not cause the Company’s outside auditor to no longer be deemed independent under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The parties have agreed to cooperate with each other and use reasonable best efforts to promptly take such actions to cause the closing conditions to be satisfied as promptly as reasonably practicable.

The Investment Agreement contains certain negative operating covenants that the Company has agreed to comply with from the date of the Investment Agreement until the closing of the Private Placement (or such earlier date that the Investment Agreement is terminated), including, among others, that the Company will not: (i) issue, sell or grant any shares of its capital stock or other equity or voting interests, or securities convertible into capital stock or such interests, subject to certain exceptions; (ii) acquire any outstanding shares of its capital stock or other equity or voting interests, subject to certain exceptions; (iii) pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, subject to certain exceptions; (iv) purchase or acquire all or substantially all of the equity interests, property, assets or business of any other entity or purchase or acquire any assets of any other entity constituting a business unit of such entity, subject to certain exceptions; (v) sell, license or lease to any entity any of its properties, rights or assets for consideration, individually or in the aggregate, in excess of $25,000,000, subject to certain exceptions; (vi) incur indebtedness, subject to certain exceptions; or (vii) enter into any new, or amend, terminate or renew in any material respect, any material contract between the Company or one of its subsidiaries, on the one hand, and any of its affiliates (other than the Company’s subsidiaries) or any executive officer or director of the Company or any of its subsidiaries on the other hand, outside of the ordinary course of business or on terms and conditions that could reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties.

The Investment Agreement may be terminated (i) upon the written notice of either the Investor or the Company if the closing of the Private Placement has not occurred on or prior to May 10, 2021; provided that such notifying party is not then in material breach of the Investment Agreement or (ii) by the mutual written consent of the Investor and the Company.

Board Nomination Rights of the Series A Preferred Stock

The Investor will be entitled to nominate one individual for election to the Company’s board of directors (the “Board”) so long as it continues to own at least 30% of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock originally issued to it in the Private Placement, and the Company will adjust the size of its Board as needed to appoint such nominee. For so long as the Investor is entitled to nominate one or more individuals to the Board, if any such nominee has not been appointed to the Board for any reason, the Investor will be entitled to designate one observer to the Board until such nominee is elected to the Board, subject to the terms and conditions of the Investment Agreement.

Approval of Corporate Actions

For so long as the Investor continues to own at least 30% of the Series A Preferred Stock originally issued to it in the Private Placement, the consent of the Investor will be required for the Company or its subsidiaries to (i) incur certain indebtedness in excess of an aggregate of $175,000,000 that ranks senior to, or pari passu with, the Series A Preferred Stock, subject to certain exceptions; (ii) purchase or acquire all or substantially all of the equity interests, property, assets or business of any other entity or purchase or acquire any assets of any other entity constituting a business unit of such entity, in excess of $25,000,000, subject to certain exceptions; (iii) declare and pay cash dividends or distributions with respect to Company equity securities, subject to certain exceptions; (iv) create or issue any equity securities of the Company (or rights exercisable into equity securities of the Company) that rank senior to, or pari passu with, the rights or preferences of the Series A Preferred Stock; (v) permit any adverse change (including as a result of a merger, consolidation or other similar or extraordinary transaction) to the rights or preferences of the Series A Preferred Stock set forth in the Company’s certificate of incorporation or bylaws; (vi) sell, license or lease to any entity any of its properties, rights or assets for consideration, individually or in the aggregate, in excess of $25,000,000, subject to certain exceptions; and (vii) enter into any new, or amend, terminate or renew in any material respect, any material contract between the Company or one of its subsidiaries, on the one hand, and any of its affiliates (other than the Company’s subsidiaries) or any executive officer or director of the Company or any of its subsidiaries on the other hand, outside of the ordinary course of business or on terms and conditions not materially less favorable to the Company or its subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties.

For so long as the Investor continues to own at least 30% of the Series A Preferred Stock originally issued to it in the Private Placement, the Company shall be required to maintain (i) an Asset Coverage Ratio (as defined below) of at least 2x (increasing to 2.5x thirty months after the date of the Investment Agreement) (the “Minimum Asset Coverage Ratio”) and (ii) maintain a minimum average Liquidity for the last ten business days of each calendar month (the “Minimum Liquidity Amount”) of not less than the thresholds specified in clauses (B) and (C) in this paragraph. In the event that (A) the Company is unable to maintain the Minimum Asset Coverage Ratio as of any fiscal quarter end, (B) the Company’s Minimum Liquidity Amount is less than $125,000,000 for three consecutive months (provided that if the average volume-weighted average price of the Common Stock for the ten consecutive trading days up to and including the last business day of that three month period exceeds $125 per share, then such amount shall be $100,000,000), or (C) the Minimum Liquidity Amount is below $75,000,000 for any month (provided that if the average volume-weighted average price of the Common Stock for the ten consecutive trading days up to and including the last business day of that month exceeds $125 per share, then such amount shall be $65,000,000), then (1) the Investor shall have the right to appoint one additional director, subject to the conditions and procedures set forth in the Investment Agreement; and (2) the consent of the Investor will be required to approve (x) the annual budget or any material deviation therefrom, (y) the hiring or firing of the Chief Executive Officer, Chief Financial Officer, Chief Digital Officer and Chief Revenue Officer of the Company, and (z) certain indebtedness that ranks senior to, or pari passu with, the Series A Preferred Stock (other than drawdowns of existing revolving credit facilities); provided that, with respect to the Minimum Liquidity Amount, if the Company is able to satisfy the requirements set forth in (B) and (C) in this paragraph above for 12 consecutive months, the Investor will no longer have the approval rights and board nomination rights set forth above unless and until such time as the Company is again unable to satisfy the Minimum Liquidity Amount and Minimum Asset Coverage Ratio tests. “Asset Coverage Ratio” means the total amount of commissions receivable on the Company’s balance sheet divided by the Accrued Value plus any funded indebtedness.

“Liquidity” means all cash, cash equivalents, short term investments and marketable securities of the Company on a consolidated basis, and the Company’s freely available to be drawn loan commitments under any applicable credit facility in effect at the time of calculation; but excluding any restricted cash.

Other Rights

Pursuant to the Investment Agreement, the Investor will receive customary registration rights and will be subject to customary standstill and transfer restrictions.

Certificate of Designations

Designation of Series A Preferred Stock

The Series A Preferred Stock to be issued at the closing of the Private Placement will have the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the form of Certificate of Designations of the Series A Preferred Stock filed herewith as Exhibit A to the Investment Agreement (the “Certificate of Designations”). Certain of the rights of the Series A Preferred Stock set forth in the form of Certificate of Designations to be filed in connection with the closing of the Private Placement are summarized below.

Dividend Rights

Dividends will initially accrue on the Series A Preferred Stock daily at 8% per annum on the Stated Value per share and compound semiannually, payable in kind (“PIK") until the second anniversary of the closing date of the Private Placement (the “Closing Date”) on June 30 and December 31 of each year (each, a “Dividend Payment Date”), beginning on June 30, 2021, and thereafter 6% payable in kind and 2% payable in cash in arrears on June 30 and December 31 of each year, beginning on June 30, 2023 (each, a “Cash Dividend Payment Date”). Dividends payable in kind will be cumulative and will be added to the Accrued Value. The Series A Preferred Stock will also participate, on an as-converted basis (without regard to conversion limitations) in all dividends paid to the holders of Common Stock. If the Company fails to declare and pay full cash dividend payments as required by the Certificate of Designations for two consecutive Cash Dividend Payment Dates, the cash dividend rate then in effect shall increase one time by 2%, retroactive to the first day of the semiannual period immediately preceding the first Cash Dividend Payment Date at which the Company failed to pay such accrued cash dividends, until such failure to pay full cash dividends is cured (at which time the dividend rate shall return to the rate prior to such increase).

Redemption Put Right

At any time on or after the sixth anniversary of the Closing Date, holders of the Series A Preferred Stock will have the right to cause the Company to redeem all or any portion of the Series A Preferred Stock in cash at an amount equal to the greater of (i) 135% of the Accrued Value per share as of the redemption date (the “Redemption Date”), plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value and (ii) the amount per share that would be payable on an as-converted basis on such Series A Preferred Stock at the then-current Accrued Value, plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value, and in either case of (i) or (ii) plus any unpaid cash dividends that would have otherwise been settled in cash in connection with such conversion (the greater of (i) and (ii), the “Redemption Price”). Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Series A Preferred Stock to the extent the Company does not have legally available funds to effect such redemption; provided, that if the Company fails to redeem any shares of the Series A Preferred Stock when required for any reason, then beginning on the designated Redemption Date the cash dividend rate will increase 2% on each Dividend Payment Date until the redemption is effected in full. “Accrued Value” means the sum of the Stated Value per share plus, on each Dividend Payment Date, on a cumulative basis, all accrued PIK dividends on such share that have not previously compounded and been added to the Accrued Value.

Redemption Call Right

At any time on or after the sixth anniversary of the Closing Date, the Company will have the right (but not the obligation) to redeem out of legally available funds and for cash consideration all (but not less than all) of the Series A Preferred Stock upon at least 30 days prior written notice at an amount equal to the Redemption Price.

Conversion Rights

The Series A Preferred Stock will be convertible, at any time after May 31, 2021, into Common Stock at a conversion rate equal to (i) the Accrued Value plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value of the Series A Preferred Stock, (ii) divided by $90 per share of Common Stock, subject to customary anti-dilution adjustments (the “Initial Conversion Price” and, as adjusted pursuant to the following proviso, the “Conversion Price”); provided, that on May 31, 2021, the Initial Conversion Price will be reset to equal 125% of the volume-weighted average price per share of Common Stock during the 120 consecutive days following January 29, 2021; provided, further, that the adjusted Conversion

Price shall not be less than $50 per share and not more than $90 per share. Notwithstanding the foregoing, (i) in the event that the Series A Preferred Stock is converted (other than in connection with a Change of Control (as defined below) or liquidation as described below) by the Investor or any of its transferees (other than a transferee in connection with a bona fide margin or non-purpose loan) prior to March 20, 2024 (the “Test Date”), and the Market Value (as defined below) of the Common Stock issuable upon such conversion would be in excess of the Accrued Value immediately prior to such conversion, then the Company shall only be required to deliver Common Stock having a Market Value that is no greater than the Accrued Value, plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value, of the Series A Preferred Stock and a cash payment of any unpaid cash dividends, and will have no further obligation or (ii) in the event that the Series A Preferred Stock is converted by a transferee in connection with a bona fide margin or non-purpose loan prior to the Test Date and the Market Value of a share of Common Stock issuable upon such conversion would be in excess of 160% of the then-current Conversion Price, then the Company shall only be required to deliver Common Stock with a Market Value equal to the greater of (A) (x) the Accrued Value plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value divided (y) by $90, and (B) (x) the Accrued Value plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value divided by (y) the Permitted Loan Adjusted Conversion Price, and, in the case of either (A) or (B), a cash payment of any unpaid cash dividends, and the Company will have no further obligation. “Market Value” means the average of the closing price of the Common Stock for the five trading days preceding the date of conversion. “Permitted Loan Adjusted Conversion Price” shall mean an amount equal to CP1 based on the formula set forth in the immediately below paragraph for a Test Date Conversion Price Reset; provided, however that, solely for purposes of this definition, the “Test Price” in such formula shall be replaced with an amount equal to the Market Value.

Further, on the Test Date, if the volume-weighted average price per share of Common Stock for the 20 consecutive trading day period ending on the day prior to the Test Date (the “Test Price”) is in excess of 160% of then-current Conversion Price, then on the Test Date, the Conversion Price will be adjusted pursuant to the following formula (the “Test Date Conversion Price Reset”):

CP1 = AV / ( ( AS x ( AV / CP0 ) ) / TP )
where:
CP0 = the Conversion Price in effect on the close of business on the day prior to the Test Date
CP1 = the new Conversion Price in effect immediately after the close of business on the day prior to the Test Date
AS = equals the sum of the Dilution Threshold Amount plus the Incremental Value
AV = the sum of the Accrued Value plus the accrued PIK dividends that have not been added to the Accrued Value as of the close of business on the day prior to the Test Date
TP = the Test Price

For purposes of the above formula:
“Dilution Threshold Amount” means an amount equal to CP0 multiplied by 1.6; and
“Incremental Value” means an amount equal to the product of (A) the difference of (i) the Test Price minus (ii) the Dilution Threshold Amount, multiplied by (B) a fraction equal to 1/3.

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in the Investor beneficially owning greater than 19.99% of the Company’s voting stock outstanding as of the Closing Date or Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the Investor without triggering a change of control under the Nasdaq rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Voting Rights

The Series A Preferred Stock will vote on an as-converted basis and will vote together with Common Stock as a single class on all matters submitted to a vote of the holders of the Common Stock (subject to certain voting limitations and conversion calculations set forth in the Certificate of Designations). The Series A Preferred Stock will have one vote per share on any matter on which the holders of the Series A Preferred Stock are entitled to vote separately as a class (subject to certain voting limitations).

Rights in the Event of Change of Control

In the event of (i) any person or group (other than the Investor and its affiliates) acquiring more than 50% of the voting power of the Company’s voting equity, (ii) a sale, transfer, conveyance, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company or (iii) a merger, consolidation or similar transaction consummated by the Company in which the Common Stock is converted into equity securities in another entity, subject to certain exceptions (a “Change of Control”), the holders of the Series A Preferred Stock will have the right to cause the Company to repurchase, out of legally available funds and following the payment of any required amounts under any existing credit facilities, all or any portion of the Series A Preferred Stock in cash (in the case of clause (a)) or the applicable consideration (in the case of clause (b)) at an amount per share equal to, at the holder’s election, (a) the sum of the Accrued Value plus accrued and unpaid PIK dividends multiplied by 135% plus any accrued and unpaid cash dividends or (b) the amount of cash and/or other assets that would be payable to such holder in the Change of Control had such holder, immediately prior to such Change of Control, converted such shares of Series A Preferred Stock into Common Stock, including any accrued and unpaid cash dividends that would otherwise be settled in cash pursuant to such conversion (the “Change of Control Put”). If the Company fails to pay the full repurchase amount due to the holder exercising the Change of Control Put pursuant to the terms and conditions of the Certificate of Designations, the then-current cash dividend rate will increase 2% on each semiannual Dividend Payment Date following the date that such repurchase amount was due, accruing daily from such date the repurchase amount was due until the date that such repurchase amount plus all accrued and unpaid PIK and cash dividends thereon are paid in full.

Upon the occurrence of a Change of Control and any holder of the Series A Preferred Stock has not elected to exercise the Change of Control Put with respect to any outstanding shares of Series A Preferred Stock, the Company shall have the option to purchase all, but not less than all, of the then outstanding shares of Series A Preferred Stock for which any holder of the Series A Preferred Stock has not elected to exercise the Change of Control Put, at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (a)) or the applicable consideration (in the case of clause (b)), equal to the greater of (a) the sum of the Accrued Value plus accrued and unpaid PIK dividends multiplied by 140% plus any accrued and unpaid cash dividends or (b) the amount of cash and/or other assets that would be payable to such holder in the Change of Control had such holder, immediately prior to such Change of Control, converted such shares of Series A Preferred Stock into Common Stock, including any accrued and unpaid cash dividends that would otherwise be settled in cash pursuant to such conversion, subject to certain additional conditions and exceptions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company (other than in connection with a Change of Control as set forth above) (“Liquidation Event”), the holders of the Series A Preferred Stock will be entitled, out of legally available assets, before any distribution out of the assets of the Company may be made to the Common Stock, and subject to the rights of the Company’s existing and future creditors, to receive in cash at an amount per share of Series A Preferred Stock equal to the greater of (a) the amount such holder would have received had such holder converted such shares of Series A Preferred Stock into Common Stock immediately prior to such Liquidation Event and (b) the sum of the Accrued Value plus accrued and unpaid PIK dividends that have not yet been added to the Accrued Value and any accrued and unpaid cash dividends.

Mandatory Conversion of the Series A Preferred Stock

At any time on or after the third anniversary of the Closing Date, if the volume-weighted average price per share of the Common Stock is 167.5% of the Conversion Price for 20 consecutive trading days in a 30-day trading day period, the Company will have the right to convert all, but not less than all, of the Series A Preferred Stock into Common Stock at the then applicable Conversion Price.

Ranking

The Series A Preferred Stock will rank senior to all other equity securities of the Company with respect to dividend rights and rights on liquidation.

The foregoing descriptions of the terms of the Series A Preferred Stock, the Investment Agreement, the Certificate of Designations and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement, including the exhibits thereto, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the agreement to issue and sell shares of Series A Preferred Stock to the Investor is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the agreement to issue and sell shares of Series A Preferred Stock to the Investor is incorporated herein by reference. The issuance of the shares of Series A Preferred Stock to the Investor will be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Series A Preferred Stock, and shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock, are being acquired solely for its own account and with no intention to distribute, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or shares of Common Stock issued in connection with any future conversion of the Series A Preferred Stock.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks and uncertainties, including, without limitation, statements regarding the closing of the Private Placement and future actions that the Company will or may take, and terms, rights and restrictions that will or may exist, pursuant to the Investment Agreement and the Certificate of Designations or in furtherance of the transactions contemplated thereby. Forward-looking statements include all statements that are not historical facts and generally can be identified by words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Differences in the Company’s actual results from those described in these forward-looking statements may result from actions taken by the Company as well as from risks and uncertainties beyond the Company’s control. Factors that may contribute to such differences include, but are not limited to, risks related to whether the Company will consummate the closing of the Private Placement, market and other general economic conditions and whether the Company or the Investor will amend the terms of the Investment Agreement or the Certificate of Designations or satisfy the conditions required to close the Private Placement. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and its Annual Report on Form 10-K for the year ended December 31, 2019, each filed with the Securities and Exchange Commission, and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Investment Agreement, dated as of February 17, 2021, by and between eHealth, Inc. and Echelon Health SPV, LP*
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and eHealth, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	February 18, 2021	/s/ Derek N. Yung
Derek N. Yung Chief Financial Officer (Principal Financial Officer)